Exhibit 99.1

CONTACT: Viisage

Chad Crouch, 703-414-5474

ccrouch@viisage.com

Viisage Completes the Acquisition of Integrated Biometric Technology; Represents an Important Step in a Strategic Growth Plan with L-1 Investment Partners to Own the Identity Solution Marketplace

BILLERICA, Mass.—(BUSINESS WIRE)—Dec. 19, 2005—Viisage (Nasdaq: VISG) today announced that it has completed the transaction for acquiring Nashville, Tenn.-based Integrated Biometric Technology (IBT) announced in November 2005. The IBT acquisition is part of a strategic growth plan with L-1 Investment Partners to establish Viisage as the pre-eminent provider of identity software and services. Specifically, the proprietary IBT fingerprint technology and background screening solutions add an important multi-modal recognition capability to the Viisage portfolio. IBT solutions will be offered as part of the Viisage portfolio for end-to-end protection and security of personal identities.

Following the approval today by Viisage stockholders of the issuance of $100 million in Viisage common stock to L-1 Investment Partners, LLC (see separate release), full ownership of IBT was transferred from L-1 to Viisage. Specifically, Viisage acquired from IBT all outstanding IBT stock for five million newly-issued shares of pre-reverse split Viisage common stock (two million post split) and paid L-1 $35 million in cash. This transaction is expected to produce revenue in the $30 to $35 million range and be accretive in 2006.

“Many government, civil, and commercial organizations are moving to a more integrated approach for background checks and screening,” said Bernard Bailey, president and CEO of Viisage. “With the addition of IBT, Viisage has further enhanced our ability to be a leading provider of multi-modal identity solutions for face and finger. Our stakeholders also benefit from this transaction with an even broader base of recurring revenue and greater stability for their investment.”

IBT will become a wholly-owned subsidiary of Viisage. The Company does not anticipate any reductions in staff or any changes in the physical location of employees or facilities.

“We believe that the combination of IBT fingerprinting solutions with Viisage authentication, proofing and credentialing products offers the best method for verifying an individual identity prior to granting privileges,” said Charles Carroll, president and CEO of IBT. “We are very happy to be a part of this larger vision of a fully integrated and secure process for protecting and securing identities within governments and commercial enterprises.”

The IBT and Viisage solutions help organizations to comply with mandates outlined by federal security regulations, such as the US PATRIOT Act requirement that commercial drivers transporting hazardous materials must undergo background screening. Since 2004, IBT has deployed a network of electronic fingerprint capture devices for the US Transportation Security Administration (TSA) to process applicants for hazardous materials transportation licenses, which now spans 34 states.

Additional IBT customers include state and local governments, the Florida Department of Education and three of the largest U.S. banks.

The technologies serve the needs of state, local and federal agencies in areas such as local civil identification, state and federal criminal identification and law enforcement, and international border management.

For private sector organizations in areas such as banking, education and security, the benefits of multi-modal finger and face recognition technologies from Viisage and IBT range from more thorough background screening for new job applicants to better protection of individuals from possible online identity theft.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS(R) SDK, Viisage PROOF(TM), FaceEXPLORER(R), Viisage iA-thenticate(R), BorderGuard(R), IdentityTOOLS(TM), IdentityEXPLORER(TM), FacePASS(TM) and FaceFINDER(R).

About Integrated Biometric Technology

Headquartered in Nashville, Tennessee, Integrated Biometric Technology, formerly Fingerprinting Services LLC, provides electronic fingerprint products and service to the applicant fingerprint, time & control, and secure access industry. Customers include US Federal Government agencies, as well as major banking and financial institutions. IBT is on the Web at www.integratedbiometric.com.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.